UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 1, 2011

Kaiser Federal Financial Group, Inc.
(Exact Name of Registrant as Specified in its charter)

Maryland	001-34979	26-1500698
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

1359 N. Grand Avenue, Covina, CA 91722
Address of principal executive offices

(626) 339-9663
Registrant’s telephone number, including area code

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)           Employment Agreement with Dustin Luton.  On July 1, 2011, Kaiser Federal Bank (the “Bank”), the wholly-owned subsidiary of Kaiser Federal Financial Group, Inc. (the “Company”) entered into an amended and restated employment agreement (the “Employment Agreement”) with Dustin Luton, President and Chief Executive Officer of the Company and the Bank.  The Company is a party to the Employment Agreement for the sole purpose of guaranteeing the payments required thereunder.

The Employment Agreement supersedes and replaces the employment agreement that was previously entered into with Mr. Luton dated November 19, 2010.  The Employment Agreement was executed in connection with Mr. Luton’s appointment as President and Chief Executive Officer of the Company and the Bank, effective July 1, 2011, and includes an increase in Mr. Luton’s base salary.  All other terms of the Employment Agreement are materially consistent with the previously disclosed terms of Mr. Luton’s prior employment agreement.  The foregoing description of the Employment Agreement is qualified in its entirety by reference to the Employment Agreement that is attached hereto as Exhibit 10.1 of this Current Report, and is incorporated by reference into this Item 5.02.

Item 9.01.                      Financial Statements and Exhibits.

(a)	No financial statements of businesses acquired are required.
(b)	No pro forma financial information is required.
(c)	Not Applicable.
(d)	Exhibits.
	10.1	Employment Agreement between Kaiser Federal Bank and Dustin Luton

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KAISER FEDERAL FINANCIAL GROUP, INC.
DATE: July 6, 2011	By:	/s/ Jean Carandang
Jean Carandang
Chief Financial Officer
(Duly Authorized Representative)